[DESCRIPTION]Report of Independent Auditors



To the Shareholders and Board of Directors of The Munder Funds, Inc.


In planning and performing our audit of
the financial statements of The Munder
Funds, Inc., (comprising, respectively,
the Munder All-Season Aggressive, Munder
All-Season Conservative, Munder All-Season
Moderate, Munder Growth Opportunities,
Munder Micro-Cap Equity, Munder Mid-Cap
Growth, Munder Multi-Season Growth, Munder
NetNet, Munder Real Estate Equity Investment,
Munder Short Term Treasury, Munder Small-Cap
Value, Munder Value, Munder International
Bond and Munder Money Market Funds) for
the year ended June 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures or the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of The Munder Funds, Inc., is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external urposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by he American Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or operation of one or more of specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at June 30, 1998.

This report is intended solely for the
information and use of the board of
directors and management of The Munder
Funds, Inc., and the Securities and
Exchange Commission.




August  14, 1998